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Exhibit 24.1

EDISON INTERNATIONAL

POWER OF ATTORNEY

        The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, ROBERT L. ADLER, W. JAMES SCILACCI, POLLY L. GAULT, MARK C. CLARKE, BARBARA E. MATHEWS, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, KEITH J. LARSON, KATHLEEN BRENNAN DE JESUS, JEFFERY D. DURAN, DARLA F. FORTE, BONITA J. SMITH, MARGA ROSSO, and VICTORIA A. PRIETO, or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2010, any Current Reports on Form 8-K from time to time during 2010 and through December 9, 2010, or in the event this Board of Directors does not meet on December 9, 2010, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Edison International with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, (the "Act"), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

        Executed at Rosemead, California, as of this 10th day of December, 2009.

EDISON INTERNATIONAL
By:	/s/ THEODORE F. CRAVER, JR. Theodore F. Craver, Jr. Chairman of the Board, President, and Chief Executive Officer

Attest:
/s/ BARBARA E. MATHEWS Barbara E. Mathews Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary

 2010 Edison International
10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:
/s/ THEODORE F. CRAVER, JR. Theodore F. Craver, Jr.	Chairman of the Board, President, Chief Executive Officer, and Director
Principal Financial Officer:
/s/ W. JAMES SCILACCI W. James Scilacci	Executive Vice President, Chief Financial Officer, and Treasurer
Controller and Principal Accounting Officer:
/s/ MARK C. CLARKE Mark C. Clarke	Vice President and Controller
Additional Directors:
/s/ VANESSA C.L. CHANG Vanessa C.L. Chang	Director
/s/ FRANCE A. CÓRDOVA France A. Córdova	Director
/s/ CHARLES B. CURTIS Charles B. Curtis	Director
/s/ BRADFORD M. FREEMAN Bradford M. Freeman	Director
/s/ LUIS G. NOGALES Luis G. Nogales	Director
/s/ RONALD L. OLSON Ronald L. Olson	Director
/s/ JAMES M. ROSSER James M. Rosser	Director
/s/ RICHARD T. SCHLOSBERG, III Richard T. Schlosberg, III	Director
/s/ THOMAS C. SUTTON Thomas C. Sutton	Director
/s/ BRETT WHITE Brett White	Director

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  Exhibit 24.1
EDISON INTERNATIONAL POWER OF ATTORNEY
2010 Edison International 10-K, 10-Q, and 8-K Power of Attorney